EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Numbers 333-63912, 333-130078, 333-130079, 333-138891, 333-208234 and 333-214631 on Form S-8 of our report dated September 11, 2015 relating to the consolidated financial statements for the year ended June 30, 2015 of Jack Henry and Associates, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Jack Henry and Associates, Inc. for the year ended June 30, 2017.

/s/Deloitte & Touche LLP

Kansas City, Missouri
August 25, 2017